Exhibit (a)(1)(E)

Offer to Purchase for Cash by

CIM Commercial Trust Corporation

of

Up to 10,000,000 Shares of its Common Stock

At a Purchase Price of $21.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 13, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 16, 2016

To Our Clients:

CIM Commercial Trust Corporation, a Maryland corporation and publicly traded real estate investment trust (the “Company”), is offering to purchase for cash up to 10 million shares of its issued and outstanding common stock, par value $0.001 per share (“Common Stock”), at a price of $21.00 per share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer to Purchase, dated May 16, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”).

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

Only shares of Common Stock properly tendered, and not properly withdrawn, will be eligible to be purchased. However, because of the proration provision described in the Offer to Purchase, all of the shares of Common Stock tendered may not be purchased if more than the number of shares of Common Stock the Company seeks are properly tendered and not properly withdrawn. Shares of Common Stock tendered but not purchased pursuant to the Offer will be returned as promptly as practicable following the Expiration Date. See Section 3, “Procedures for Tendering Shares of Common Stock”, and Section 4, “Withdrawal Rights”, of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of shares of Common Stock properly tendered and not properly withdrawn prior to the Expiration Date would result in more than 10 million shares of Common Stock tendered in the Offer, the Company will purchase shares of Common Stock from all stockholders who properly tender shares of Common Stock and do not properly withdraw them prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Common Stock, until the Company has purchased 10 million shares of Common Stock. See Section 1, “Number of Shares of Common Stock; Purchase Price; Proration”, Section 3, “Procedures for Tendering Shares of Common Stock”, and Section 4, “Withdrawal Rights”, of the Offer to Purchase.

Because of the proration provision described above, it is possible that the Company will not purchase all of the shares of Common Stock that you tender. See Section 1, “Number of Shares of Common Stock; Purchase Price; Proration”, of the Offer to Purchase.

We are the holder of record (directly or indirectly) of shares of Common Stock held for your account. As such, we are the only ones who can tender your shares of Common Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares of Common Stock we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the shares of Common Stock we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

2.	If you want to tender shares, you may tender your shares of Common Stock for the Purchase Price, net to you in cash, less any applicable withholding tax and without interest.

3.	The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Common Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, “Conditions of the Offer”, of the Offer to Purchase.

4.	The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on June 13, 2016 unless the Offer is extended or withdrawn.

5.	You should consult with us as to whether any charges will apply as a result of your instruction to us to tender your shares of Common Stock on your behalf.

6.

Any tendering stockholder or other payee who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from U.S. federal backup withholding tax. See Section 3, “Procedures for Tendering Shares of Common Stock”, of the Offer to Purchase.

7.	The Company is not offering to purchase, and will not accept, any fractional shares in the Offer.

If you wish to have us tender all or a portion of your shares of Common Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on June 13, 2016, unless the Offer is extended or withdrawn.

This Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of the Company’s shares of Common Stock. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares of Common Stock pursuant to the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF DIRECTORS, THE PAYING AGENT, THE DEPOSITARY OR THE INFORMATION AGENT (EACH AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF COMMON STOCK. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES OF COMMON STOCK AND, IF SO, HOW MANY SHARES OF COMMON STOCK TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR US.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash by

CIM Commercial Trust Corporation

of

Up to 10,000,000 Shares of its Common Stock

At a Purchase Price of $21.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 16, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), by CIM Commercial Trust Corporation, a Maryland corporation and publicly traded real estate investment trust (the “Company”), to purchase for cash up to 10 million shares of its issued and outstanding common stock, par value $0.001 per share (“Common Stock”), at a price of $21.00 per share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender the number of shares of Common Stock indicated below or, if no number is indicated, all shares of Common Stock you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares of Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares of Common Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility (other than stock transfer taxes under the conditions provided in Section 5 of the Offer to Purchase, which the Company will pay except as otherwise provided in the Offer to Purchase). In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of whole shares of Common Stock tendered: _____ shares*

*                   Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.

Signature(s):

Name(s):

(Please Type or Print)

Social Security or Tax ID Number:

Address(es):

Zip Code:

Area Code and Telephone Number:

Dated: , 2016

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.